UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2025

IPC Alternative Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-272750	87-1302380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 218-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2025, Keith D. Lampi resigned as Chief Executive Officer and as a member and chairman of the board of directors (the “Board”) of IPC Alternative Real Estate Income Trust, Inc. (the “Company”), effective as of October 20, 2025. Mr. Lampi’s resignation was not due to any disagreement with the Company, its advisor or any of its and their affiliates. The Board would like to thank Mr. Lampi for his years of service and wish him well in his future endeavors.

In connection with Mr. Lampi’s resignation, Ella S. Neyland, a member of the Board, accepted the role of Interim Chief Executive Officer of Inland Real Estate Investment Corporation (“IREIC”), the Company’s sponsor, and its subsidiary Inland Private Capital Corporation. Ms. Neyland remains on the Board, and has been appointed as Chair of the Board, effective as of October 20, 2025.

The Board has appointed Denise Kramer, the Company’s now-former Chief Operating Officer, Lead Portfolio Manager, as the Company’s Chief Executive Officer, effective as of October 20, 2025. Ms. Kramer’s biography is set forth below.

As result of Ms. Neyland’s acceptance of an officer position with IREIC, she no longer qualifies as an independent director of the Company. Accordingly, Ms. Neyland stepped down from the audit committee, affiliate transaction committee and nominating and corporate governance committee of the Board. In light of Ms. Neyland no longer qualifying as independent, and in order to continue to have a majority of independent directors on the Board, Anthony Chereso, a member of the Board, resigned from the Board effective October 20, 2025, on a temporary basis. The Board expects him to return to the Board once a new independent director is appointed.

Ms. Kramer, 47, serves as the Company’s Chief Executive Officer and as Chief Executive Officer of IPC Alternative Real Estate Advisor, LLC, the Company’s external advisor, roles she has held since October 2025. Prior to her appointment as Chief Executive Officer, Ms. Kramer served as the Company’s Chief Operating Officer, Lead Portfolio Manager from June 2023 through October 2025. Ms. Kramer also serves as the Chief Executive Officer and a director of InPoint Commercial Real Estate Income, Inc. (“InPoint”), positions she has held since December 2024, and as the President of InPoint’s advisor, Inland InPoint Advisor, LLC, a position she has held since January 2022. In addition, Ms. Kramer has served as Senior Vice President, Investment Product Management of IREIC since December 2022. Ms. Kramer began her career with Inland in 2016, serving as Senior Vice President, Investment Product Research for Inland Securities Corporation, Inland’s managing broker dealer. Prior to joining Inland, Ms. Kramer served as Director of Investment Research at Advisor Group from January 2010 to August 2016. Ms. Kramer has a B.A. in accounting from the University of Maine and a Master’s degree in finance from Northeastern University. She holds Series 7 and 66 licenses with FINRA, and is a CFA Charterholder.

There are no family relationships between Ms. Kramer or Ms. Neyland and any director or executive officer of the Company and there are no transactions between either of them and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC.

Date:	October 22, 2025	By:	/s/ Jerry Kyriazis
Jerry Kyriazis Chief Financial Officer